CAPITAL RE CORPORATION
                               RETENTION AGREEMENT

     This Retention Agreement is effective on the 21st day of December 1998, between Capital Re Corporation (the "Company"), and Susan Hooker (the "Executive").

     WHEREAS, the Executive, as Executive Vice President and Chief Underwriting Officer of the Company, is an important part of Company management; and

     WHEREAS, the Company desires to assure itself of continuity of management and the continued availability of the services of Executive and in furtherance thereof is willing to provide an incentive to the employee to remain with the Company; and

     WHEREAS, the Executive is willing to remain with the Company under the terms and conditions provided herein;

     NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the Company and Executive agree as follows:

     1. Term. This Agreement shall terminate on January 31, 2000 (the "Termination Date").

     2. Retention Payment and Stock Appreciation Payment. The Executive will receive a payment of $150,000 on January 3, 2000 (the "Retention Payment") if, in the good faith judgment of the Compensation Committee of the Board of Directors of the Company (a) the Company has maintained key Capital Re group ratings in categories that do not result in a material impairment of the business and (b) the 1999 Capital Plan approved by the Board of Directors has been successfully executed; provided, however, that, except as otherwise provided in Section 3.1, the Executive remains employed by the Company through December 31, 1999. In addition, on or prior to January 31, 2000, the Executive shall receive from the Company in cash an amount equal to the difference between the fair market value of a share of Company common stock on January 15, 2000 and $19.25 multiplied by 23,333 (the "Stock Appreciation Payment"), provided, however, that, except as otherwise provided in Section 3.1, the Executive remains employed by the Company through December 31, 1999.

     3. Termination of Employment and Severance

     3.1 Termination by the Company; Termination by the Executive for Good Reason. If for any reasons other than for Cause (as


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hereafter defined), or death or disability, the Company terminates the
Executive's employment during the Term or the Executive terminates employment for Good Reason, the Company shall pay Executive, as liquidated damages or severance pay or both, a lump sum amount equal to the Retention Payment and the Stock Appreciation Payment. For purposes of this Agreement, "Good Reason" shall mean (a) the Company's material breach of this Agreement or any other material agreement between the Executive and the Company, or (b) the assignment to the Executive of any duties substantially inconsistent with the Executive's status as Executive Vice President and Chief Underwriting Officer of the Company or a substantial adverse alteration in the nature or status of the Executive's responsibilities.

     3.2 Termination Due to Death, Disability or Cause. If the Executive's employment is terminated prior to December 31, 1999 for Cause, there shall be no Retention Payment or Stock Appreciation Payment. If the Executive's employment is terminated prior to December 31, 1999 due to death or disability, the Company shall pay Executive, as liquidated damages or severance pay or both, a lump sum amount equal to the Stock Appreciation Payment but not the Retention Payment. For the purposes of this Agreement, Cause shall mean (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between Executive and the Company or any of its affiliates.

     3.3 Voluntary Termination by the Executive. If the Executive voluntarily terminates her employment for any reason, other than Good Reason, prior to December 31, 1999, there shall be no Retention Payment or Stock Appreciation Payment.

     4. Withholding of Taxes. The Company shall have the right to deduct from payments of any kind otherwise due to the Executive any federal, state, or local taxes of any kind required by law to be withheld with respect to any payments under this Agreement.

     5. Successors; Binding Agreement. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in


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the same amount and on the same terms as she would be entitled to hereunder if she terminated her employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 5 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to her hereunder if she had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

     6. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) sent by United States certified or registered mail or overnight delivery service, addressed as follows:

         If to the Executive:

                  Susan Hooker
                           c/o Capital Re Corporation
                           1325 Avenue of the Americas
                           New York, New York  10019

         If to the Company:

                  Capital Re Corporation
                           1325 Avenue of the Americas
                           New York, New York  10019

                  Attention: General Counsel

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.


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     7. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its conflicts of law principles.

     8. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall deemed to be in an original but all of which together will constitute one and the same instrument.

     10. Resolution of Disputes. Any claim arising out of or relating to this Agreement or the Executive's employment with the Company or the termination thereof shall be resolved by binding confidential arbitration, to be held in New York, New York, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

     11. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein shall, with respect to the Executive, be of no further force and effect.


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     IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                                    CAPITAL RE CORPORATION

Attest:

By:                                 By:
   -----------------------------       --------------------------------
                                       Name:
                                       Title:

                                    EXECUTIVE:
Attest:

By:                                 By:
   -----------------------------       --------------------------------

                                       Title:


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